Exhibit 24.1

McCormick & Company, Incorporated

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of McCormick & Company, Incorporated, a Maryland corporation with offices at 18 Loveton Circle, Sparks, Maryland 21152 (the “Company”), hereby constitute and appoint Alan D. Wilson, Gordon M. Stetz, Jr. and W. Geoffrey Carpenter, jointly and severally, each in his own capacity, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 registering shares of Common Stock Non-Voting for issuance pursuant to the 2009 Employees Stock Purchase Plan, any and all amendments to this registration statement, or any registration statement filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Alan D. Wilson	President, Chief Executive Officer and	April 6, 2009
Alan D. Wilson	Chairman of the Board

/s/ Gordon M. Stetz, Jr.	Executive Vice President & Chief	April 6, 2009
Gordon M. Stetz, Jr.	Financial Officer

/s/Kenneth A. Kelly, Jr.	Senior Vice President & Controller	April 6, 2009
Kenneth A. Kelly, Jr.

/s/ John P. Bilbrey	Director	April 6, 2009
John P. Bilbrey

/s/ James T. Brady	Director	April 6, 2009
James T. Brady

/s/ J. Michael Fitzpatrick	Director	April 6, 2009
J. Michael Fitzpatrick

/s/ Freeman A. Hrabowski, III	Director	April 6, 2009
Freeman A. Hrabowski, III

/s/ Michael D. Mangan	Director	April 6, 2009
Michael D. Mangan

/s/ Joseph W. McGrath	Director	April 6, 2009
Joseph W. McGrath

/s/ Margaret M. V. Preston	Director	April 6, 2009
Margaret M. V. Preston

/s/ George A. Roche	Director	April 6, 2009
George A. Roche

/s/ William E. Stevens	Director	April 6, 2009
William E. Stevens